Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Microsemi Corporation:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 033-62561) and the Registration Statements on Form S-8 (Nos. 333-130655, 333-129283, 333-82556, 333-35526, 333-24045, 033-63395, and 033-62563) of Microsemi Corporation of our reports dated March 1, 2006, with respect to the consolidated balance sheets of Advanced Power Technology, Inc. as of December 31, 2005 and 2004, the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 Annual Report on Form 10-K of Advanced Power Technology, Inc. and in Exhibit 99.1 to the Current Report on Form 8-K/A to which this consent is attached.

/s/ KPMG LLP

Portland, Oregon

July 7, 2006